EXHIBIT 21.1

SUBSIDIARIES OF BLUELINX HOLDINGS INC.

                                                 Jurisdiction of
Name of Subsidiary Organization

1.    BLUELINX CORPORATION    Georgia

2.    BLUELINX FLORIDA LP    Florida

3.    BLUELINX FLORIDA HOLDING NO. 1 INC.    Georgia

4.    BLUELINX FLORIDA HOLDING NO. 2 INC.    Georgia

5.    BLX REAL ESTATE LLC    Delaware

6.    CALYPSO BUILDINGS, INC. f/k/a ASTRO BUILDINGS, INC.    Delaware

7.    CEDAR CREEK CORP.    Delaware

8.    CEDAR CREEK HOLDINGS, INC.    Delaware

9.    CEDAR CREEK LLC    Delaware

10.    DISDERO LUMBER CO., LLC    Oregon

11.    ELKHART IMH LLC    Georgia

12.    INDUSTRIAL DEVELOPMENT FUND, LLC    Georgia

13.    LAKE STATES LUMBER, INC.    Minnesota

14.    SECURITY INVESTMENT CORPORATION OF NORTH AMERICA    Grand Cayman

15.    VANDERMEER FOREST PRODUCTS, INC.    Washington

16.    ABP AL (MIDFIELD) LLC    Delaware

17.    ABP CO II (DENVER) LLC    Delaware

18.    ABP FL (LAKE CITY) LLC    Delaware

19.    ABP FL (MIAMI) LLC    Delaware

20.    ABP FL (PENSACOLA) LLC    Delaware

21.    ABP FL (TAMPA) LLC    Delaware

22.    ABP FL (YULEE) LLC    Delaware

23.    ABP GA (LAWRENCEVILLE) LLC    Delaware

24.    ABP IA (DES MOINES) LLC    Delaware

25.    ABP IL (UNIVERSITY PARK) LLC    Delaware

26.    ABP IN (ELKHART) LLC    Delaware

EXHIBIT 21.1

27.    ABP KY (INDEPENDENCE) LLC    Delaware

28.    ABP LA (NEW ORLEANS) LLC    Delaware

29.    ABP MA (BELLINGHAM) LLC    Delaware

30.    ABP MD (BALTIMORE) LLC    Delaware

31.    ABP MD (BALTIMORE) SUBSIDIARY LLC    Delaware

32.    ABP ME (PORTLAND) LLC    Delaware

33.    ABP MI (GRAND RAPIDS) LLC    Delaware

34.    ABP MN (MAPLE GROVE) LLC    Delaware

35.    ABP MO (BRIDGETON) LLC    Delaware

36.    ABP MO (KANSAS CITY) LLC    Delaware

37.    ABP MO (SPRINGFIELD) LLC    Delaware

38.    ABP NC (BUTNER) LLC    Delaware

39.    ABP NC (CHARLOTTE) LLC    Delaware

40.    ABP NJ (DENVILLE) LLC    Delaware

41.    ABP NY (YAPHANK) LLC    Delaware

42.    ABP OH (TALMADGE) LLC    Delaware

43.    ABP OK (TULSA) LLC    Delaware

44.    ABP PA (STANTON) LLC    Delaware

45.    ABP SC (CHARLESTON) LLC    Delaware

46.    ABP TN (ERWIN) LLC    Delaware

47.    ABP TN (MEMPHIS) LLC    Delaware

48.    ABP TN (MADISON) LLC    Delaware

49.    ABP TX (EL PASO) LLC    Delaware

50.    ABP TX (FORT WORTH) LLC    Delaware

51.    ABP TX (HOUSTON) LLC    Delaware

52.    ABP TX (LUBBOCK) LLC    Delaware

53.    ABP TX (SAN ANTONIO) LLC    Delaware

54.    ABP VA (RICHMOND) LLC    Delaware

EXHIBIT 21.1
55.    ABP VT (SHELBURNE) LLC    Delaware